Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: 937-224-5940

DPL Reaches Agreement on Electric Security Plan

DAYTON, Ohio, February 24, 2009 — DPL Inc (NYSE: DPL) announced today that its principal subsidiary, the Dayton Power and Light Co. (DP&L) has entered into a settlement agreement with the staff of the Public Utilities Commission of Ohio (PUCO), the Office of the Ohio Consumers’ Counsel, and other intervening parties on its electric security plan (ESP) filed in October, 2008, as required by Am. Sub. S.B. No.221.*

The stipulated agreement which establishes rates through 2012 must be approved by the PUCO.

“We believe this ESP agreement provides stability for both DP&L and its customers, limiting increases in rates over the next four years,” said Paul Barbas, DPL President and Chief Executive Officer. “Additionally, the ESP enables the Company to implement energy efficiency programs which will assist customers in managing and reducing their energy costs.”

Under the terms of the settlement, DP&L will freeze base distribution and generation rates through 2012, with limited exceptions including potential changes in regulatory and tax laws; storm damage costs; costs associated with any new climate change laws or regulations; and certain regional transmission organization related costs.

In addition, DP&L will implement a fuel recovery mechanism beginning in 2010 which will track and adjust fuel costs on a quarterly basis.

As the result of the ESP settlement, and previously approved environmental cost recovery, DP&L residential customers with an average use of 750 kWh per month, will experience an approximate 1.8% increase in 2009, 2.7% increase in 2010, a slight decrease in 2011, and less than a 1% increase in 2012, excluding any impact of the fuel cost recovery rider.

Additionally, in cumulative amounts, DP&L will contribute over the four-year plan period:

•                  $1.6 million to assist low income customers with their electric energy bills.

•                  $1.4 million to assist the City of Dayton in developing energy efficiency programs.

•                  $600,000 to the Ohio Hospital Association and $400,000 to the Ohio Manufacturers’ Association to assist their members in the DP&L service territory with energy efficiency education and management programs.

All contributions are non-recoverable from rate payers.

DP&L will also file an amended, advanced metering infrastructure and smart grid plan by September of this year. The plan will assist the company in meeting the demand and energy targets in the recently passed Ohio energy bill, strengthen reliability, assist in service restoration efforts, and provide the Company the ability to offer customers time of use rates.

Other settlement elements include:

•                  DP&L will file a new ESP or Market Rate Option by March 31, 2012 for period January 1, 2013.

•                  DP&L will implement an economic development rider on April 1, 2009 - initially set at zero - to recover any future economic development incentives consistent with PUCO rules.

•                  Mercantile (large users) customers can obtain exemption from energy efficiency rider if self-directed energy and demand programs generate reductions equal or greater than DP&L’s benchmarks.

•                  If DP&L intends to transfer ownership of generation it must file in a separate proceeding.

Signatory parties to the stipulation include:

The Staff of the Public Utilities Commission of Ohio

Office of the Ohio Consumers’ Counsel

Industrial Energy Users — Ohio

Ohio Partners for Affordable Energy

The Edgemont Neighborhood Coalition

The Ohio Environmental Council

Dominion Retail, Inc.

The Kroger Company

Ohio Manufacturers’ Association

The Ohio Hospital Association

City of Dayton

Sierra Club

Constellation NewEnergy, Inc.

Honda of America MFG. Inc.

* Ohio Amended Substitute Senate Bill No.221

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 513,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Inquiries concerning this report should be directed to:

Media Contact

Telephone (937) 224-5940

The information contained herein is submitted for general information and not in connection with any sale or offer for sale of,

or solicitation of any offer to buy, any securities.